CUSIP No. 45810N302	Page 9 of 9 Pages

EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, $0.01 par value, of IntegraMed America, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of January 9, 2012

DIAMONDBACK MASTER FUND, LTD.		DIAMONDBACK CAPITAL MANAGEMENT, LLC

By:	/s/ John Hagarty	By:	/s/ Rebecca Sheinberg
	Name: John Hagarty		Name: Rebecca Sheinberg
	Title: Chief Operating Officer		Title: Senior Compliance Officer

DBCM PARTNERS, LLC

By:	/s/ Richard Schimel
Name: Richard Schimel
Title: Managing Member